UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025 (May 6, 2025)

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

14001 Marshall Drive, Lenexa, KS 66215

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	DGLY	The Nasdaq Capital Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2025, Digital Ally, Inc. (the “Company”), acting pursuant to authority received at an annual meeting of its stockholders on December 17, 2024, filed with the Secretary of State of the State of Nevada a certificate of amendment (the “Charter Amendment”) to its articles of incorporation, as amended (the “Articles of Incorporation”), which effected a one-for-twenty reverse stock split (the “Reverse Stock Split”) of all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”). Pursuant to the Charter Amendment, the Reverse Stock Split became effective as of 5:30 p.m. Eastern Time on May 6, 2025. As a result of the Reverse Stock Split, every twenty (20) shares of Common Stock were exchanged for one (1) share of Common Stock. The Common Stock will begin trading on the Nasdaq Capital Market on a split-adjusted basis at the start of trading on May 7, 2025.

The Reverse Stock Split did not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which remain as set forth pursuant to the Articles of Incorporation. No fractional shares of Common Stock were issued in connection with the Reverse Stock Split. Stockholders who otherwise were entitled to receive fractional shares of Common Stock were automatically entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share, at a participant level. The Reverse Stock Split also has a proportionate effect on all other options and warrants of the Company outstanding as of the effective date of the Reverse Stock Split. The new CUSIP number for the Common Stock is 25382T309.

The Company’s transfer agent, Securities Transfer Corporation, is acting as exchange agent for the Reverse Stock Split and has provided instructions to stockholders of record regarding the exchange of certificates for Common Stock.

The summary of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On Tuesday, May 6, 2025, the Company held its special meeting of stockholders (the “Special Meeting”). There were 42,650,026 shares of Common Stock represented in person or by proxy at the Special Meeting, constituting approximately 53.81% of the outstanding shares of Common Stock on February 14, 2025, the record date for the Special Meeting (the “Record Date”), and establishing a quorum.

Set forth below are each of the three proposals that were voted on at the Special Meeting and the stockholder votes on each such proposal, as certified by the inspector of elections for the Special Meeting. These proposals are described in further detail in the Definitive Proxy Statement on Schedule 14A that the Company filed with the U.S. Securities and Exchange Commission on March 4, 2025.

Proposal One: Approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of our capital stock that we may issue from 210,000,000 shares to 5,010,000,000 shares, of which 5,000,000,000 shares shall be classified as Common Stock.

Votes For	Votes Against	Abstain	Broker Non-Votes
36,533,521	6,061,960	54,545	0

The proposal was not approved.

Proposal Two: Approval of a proposal to authorize the board of directors of the Company (the “Board”), in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to our Articles of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock at a ratio to be determined by the Board, ranging from one-for-five (1:5) to one-for-one hundred (1:100), with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, but no later than April 1, 2026, when the authority granted in this proposal to implement the reverse stock split would terminate.

Votes For	Votes Against	Abstain	Broker Non-Votes
37,499,200	5,115,949	34,877	0

The proposal was approved.

Proposal Three: Authorization, for purposes of complying with Nasdaq listing rule 5635(d), of the issuance of Series A Warrants to purchase shares of Common Stock (the “Series A Warrants”) and Series B Warrants to purchase shares of Common Stock (the “Series B Warrants” and collectively with the Series A Warrants, the “Warrants”), shares of Common Stock underlying the Warrants and certain provisions of the Warrants, issued in connection with an offering and sale of securities of the Company that was consummated on February 14, 2025.

Votes For	Votes Against	Abstain	Broker Non-Votes
29,208,982	2,797,381	89,835	10,553,828

The proposal was approved.

Item 8.01. Other Events.

On May 7, 2025, the Company issued a press release (the “Press Release”) announcing that by decision dated May 1, 2025, the Nasdaq Hearings Panel granted the Company’s request for continued listing on The Nasdaq Stock Market LLC. A copy of the Press Release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to Articles of Incorporation of Digital Ally, Inc.
99.1	Press Release, dated May 7, 2025, issued by Digital Ally, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2025

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer